Investors / Corporate: David S. Bassin, CFO inVentiv Health, Inc. (732) 537-4804 investor@inventivhealth.com	Media: Marcia Frederick inVentiv Health, Inc. (614) 543-6281 mfrederick@inventivhealth.com

inVentiv Health Reports Financial Results
for Second Quarter 2009

•	Second Quarter Revenues declined 6% to $269.0 mm; Net Revenues down nominally to $235.5 mm
•	Strong Cash Flow from Operations of $35.9 mm for the Quarter
•	Second Quarter EPS of $0.34

SOMERSET, NEW JERSEY, August 5, 2009 ― inVentiv Health, Inc. (NASDAQ: VTIV), a leading provider of commercialization services to the global pharmaceutical and healthcare industries, today announced financial results for the second quarter 2009.

Second Quarter 2009 Results from Continuing Operations attributable to inVentiv Health, Inc.:

•
Total revenues decreased 6% to $269.0 million for the second quarter of 2009, compared to $285.0 million for the second quarter of 2008.  Net revenues declined nominally to $235.5 million, compared to $236.0 million for the second quarter of 2008.

•	EBITDA decreased 9% to $32.9 million for the second quarter of 2009, compared to $36.3 million for the second quarter of 2008.

•	Operating income decreased 11% to $24.8 million for the second quarter of 2009, compared to $28.0 million for the second quarter of 2008.

•	Net income attributable to inVentiv Health, Inc. was $11.3 million for the second quarter of 2009, compared to adjusted net income of $13.3 million for the second quarter of 2008.

•
Diluted earnings per share (EPS) attributable to inVentiv Health, Inc. was $0.34 for the second quarter of 2009, compared to an adjusted diluted EPS of $0.40 for the second quarter of 2008.  GAAP diluted EPS was $0.39 for the second quarter of 2008.

The company also generated $35.9 million of cash flow from operations for the quarter and a total of $57.2 million for the first six months of 2009.

Segment Results:

•
inVentiv Clinical reported total revenues of $53.3 million during the second quarter of 2009, down 2% from $54.4 million during the second quarter of 2008.  Lower demand in permanent placement and contract staffing was offset to a large degree by the continued growth of our CRO services.

•
inVentiv Communications reported total revenues of $75.2 million during the second quarter of 2009, down 21% from $95.7 million during the second quarter of 2008.  Net revenues were down 9% during the quarter as pass-through expenses were lower than the prior year.  During the second quarter, clients advertising and promotional expenditures were closer to historical levels of spend with us as clients focused on maximizing the value of their expenditures through integrated cost effective solutions.  The division won a number of new engagements with existing and new clients.

•
inVentiv Commercial reported total revenues of $105.7 million during the second quarter of 2009, slightly higher than the $105.2 million during the second quarter of 2008.  The division launched a number of new sales teams during the quarter, successfully established a selling solutions offering in Japan, and completed the integration of the Advance Insights infrastructure.

•
inVentiv Patient Outcomes reported total revenues of $34.8 million during the second quarter of 2009, up 17% from $29.7 million during the second quarter of 2008.  The strong performance included generating several new wins and program expansions, including increased transaction volumes in our patient assistance programs, and the results of PMG, an acquisition completed in 2008.  In addition, as previously announced, the division had a significant new client win in our medical cost containment business during the quarter.

 “Our solid bottom-line results in today’s challenging environment underscore the strength of inVentiv’s diversified business model, our leadership position in the market, as well as specific actions we have taken to execute highly valued cost efficient solutions for our clients.” commented Mr. Blane Walter, Chief Executive Officer of inVentiv Health.  He added, “We are delivering on all of the key objectives set out at the beginning of the year, including lowering operating costs, increasing organic growth, generating strong cash flow, and providing the best in class service to our clients."

2009 Financial Targets Update

At this time, the Company is reconfirming its 2009 revenue target of $1.1 billion to $1.2 billion and its earnings per share target of $1.30 to $1.40.  The Company also is providing a third quarter 2009 EPS target of $0.30 to $0.32.

Conference Call Information

Thursday, August 6, 2009, 8:30 a.m. Eastern Time
Call in number: (800) 358-8448 (Domestic) or (706) 634-1367 (International)
Live and archived webcast: www.inVentivHealth.com

A replay of the call will be available immediately following the call through August 13, 2009 at (800) 642-1687 or (706) 645-9291.  The conference ID number for the replay is 19988771.

In concert with the call, information regarding inVentiv Health’s historical and recent operational and financial performance will be available at http://www.inventivhealth.com/about_us/ir_investor_decks.aspx
.

About inVentiv Health

inVentiv Health, Inc. (NASDAQ: VTIV) is an insights-driven global healthcare leader that provides dynamic solutions to deliver customer and patient success.  inVentiv delivers its customized clinical, sales, marketing and communications solutions through its four core business segments: inVentiv Clinical, inVentiv Communications, inVentiv Commercial, and inVentiv Patient Outcomes.  inVentiv Health's client roster is comprised of more than 350 leading pharmaceutical, biotech, life sciences and healthcare payer companies, including all top 20 global pharmaceutical manufacturers.  For more information, visit www.inVentivHealth.com.

(1) USE OF NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures which is intended to make the Company’s financial statements more directly comparable on a period-to-period basis. The Company’s objectives in presenting non-GAAP financial measures are:

•	To present the financial statements on a more comparable period-to-period basis;

•	To enhance investors’ overall understanding of the Company’s past financial performance and its planning and forecasting of future periods; and

•	To allow investors to assess the Company’s financial performance using management’s analytical approach.

Table 3 below contains reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures.

The  non-GAAP financial measures  “adjusted net income” and “adjusted diluted EPS” discussed in this press release are related to the following factor, which was applicable during the second quarter of 2008 but was not applicable during the second quarter of 2009:

•
Derivative Interest: In October 2005, the Company engaged in an interest rate hedge of its $175 million term loan facility, which the Company did not designate for hedge accounting until July 2006.  In July 2006, the Company employed a hypothetical derivative model to assess ineffectiveness.   For the three-months ended June 30, 2008, the Company recorded $0.3 million, of interest expense ($0.2 million, net of taxes) relating to the ineffectiveness of the hedge for the quarter.  Net interest expense was adjusted to exclude these adjustments in the second quarter of 2008.  Starting in 2009, there is no ineffectiveness in the Company’s interest rate hedge.

This press release also contains the non-GAAP financial measure “EBITDA”, which is defined as operating income before depreciation and amortization.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Management believes that the non-GAAP financial measures included in the exhibit, when shown in conjunction with the corresponding GAAP measures, is useful to investors for the reasons discussed above.  Management uses these non-GAAP financial measures in assessing the performance of the Company’s operations on a consistent basis from period to period.

Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks that may cause inVentiv Health's performance to differ materially.  Such risks include, without limitation: the potential impact of a recessionary environment on our customers and business; our ability to sufficiently increase our revenues and maintain or decrease expenses and cash capital expenditures to permit us to fund our operations; our ability to continue to comply with the covenants and terms of our credit facility and to access sufficient capital under our credit agreement or from other sources of debt or equity financing to fund our operations; the impact of any default by our credit providers or swap counterparties; our ability to accurately forecast costs to be incurred in providing services under fixed price contracts, including with respect to the leasing costs for our fleet vehicles and related fuel costs; our ability to accurately forecast insurance claims within our self-insured programs; the potential impact of pricing pressures on pharmaceutical manufacturers from future health care reform initiatives or from changes in the reimbursement policies of third party payers; potential disruptions and switching costs related to vendors relationships; the possibility that customer agreements will be terminated or not renewed; our ability to grow our existing client relationships, obtain new clients and cross-sell our services; our ability to successfully operate new lines of business; our ability to manage our infrastructure and resources to support our growth; our ability to successfully identify new businesses to acquire, conclude acquisition negotiations and integrate the acquired businesses into our operations; any disruptions, impairments, or malfunctions affecting software as well as excessive costs or delays that may adversely impact our continued investment in and development of software; the potential impact of government regulation on us and on our clients base; our ability to comply with all applicable laws as well as our ability to successfully implement from a timing and cost perspective any changes in applicable laws; our ability to recruit, motivate and retain qualified personnel, including sales representatives and clinical staff; the actual impact of the adoption of certain accounting standards; our ability to maintain technological advantages in a variety of functional areas, including sales force automation, electronic claims surveillance and patient compliance; the actual outcome of pending litigation; any potential impairments of intangible assets; consolidation in the pharmaceutical industry; changes in trends in the pharmaceutical industries or in pharmaceutical outsourcing; and our inability to determine the actual time at which the liquidation of the Columbia Strategic Cash Portfolio will be completed or the total losses that we will actually realize from that investment vehicle.  Readers of this press release are referred to documents filed from time to time by inVentiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.

Table 1
INVENTIV HEALTH, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)
(unaudited)
	For the Three-Months Ended		For the Six-Months Ended
	June 30,		June 30,
	2009	2008 (Revised)	2009	2008 (Revised)
Net revenues	$235,499	$236,003	$456,483	$460,581
Reimbursable out-of-pockets	33,542	49,039	70,210	86,782
Total revenues	269,041	285,042	526,693	547,363

Operating expenses:
Cost of services	148,397	144,786	292,883	287,575
Reimbursed out-of-pocket expenses	33,879	52,950	70,569	90,434
Selling, general and administrative expenses	61,917	59,278	119,071	121,484
Total operating expenses	244,193	257,014	482,523	499,493

Operating income	24,848	28,028	44,170	47,870
Interest expense	(5,773)	(6,309)	(11,547)	(12,691)
Interest income	50	417	115	1,247
Income from continuing operations before income tax provision and (loss) income from equity investments	19,125	22,136	32,738	36,426
Income tax provision	(7,768)	(8,751)	(13,540)	(14,393)
Income from continuing operations before (loss) income from equity investments	11,357	13,385	19,198	22,033
(Loss) income from equity investments	(11)	6	8	(35)
Income from continuing operations	11,346	13,391	19,206	21,998

Income from discontinued operations:
Gains on disposals of discontinued operations, net of taxes	--	94	--	107
Income from discontinued operations	--	94	--	107

Net income	11,346	13,485	19,206	22,105
Less: Net income attributable to the noncontrolling interest	(54)	(316)	(5)	(892)
Net income attributable to inVentiv Health Inc.	$11,292	$13,169	$19,201	$21,213

Earnings per share:
Continuing operations attributable to inVentiv Health Inc.:
Basic	$0.34	$0.40	$0.57	$0.64
Diluted	$0.34	$0.39	$0.57	$0.63
Discontinued operations attributable to inVentiv Health Inc.:
Basic	$0.00	$0.00	$0.00	$0.01
Diluted	$0.00	$0.00	$0.00	$0.01
Net income attributable to inVentiv Health Inc.:
Basic	$0.34	$0.40	$0.57	$0.65
Diluted	$0.34	$0.39	$0.57	$0.64
Weighted average common shares outstanding:
Basic	33,471	33,066	33,411	32,844
Diluted	33,657	33,519	33,567	33,349

]

Table 2

inVentiv Health, Inc.
Selected Financial Data
($’s in 000’s)
(unaudited)

	June 30,	December 31,
	2009	2008

Cash ..……………………………………………….	$94,962	$90,463
Restricted Cash and Marketable Securities (1)……	$8,068	$11,793
Accounts Receivable, Net…………………………	$126,791	$158,689
Unbilled Services…………………………………...	$106,544	$86,390
Total assets……..…………………………………...	$948,048	$973,116
Client Advances & Unearned Revenue……………..	$59,522	$57,223
Working Capital (2)………………………………...	$197,576	$163,620
Long-term debt (3)………………………………...	$324,086	$326,107
Capital Lease Obligations (3)……………………..	$31,522	$38,427
Depreciation (4)…………………………………….	$10,327	$20,870
Amortization (4)…………………………………….	$6,267	$15,118
Days Sales Outstanding (5)…………………………	73	72

1)	Includes $1.7 million and $3.7 million long term marketable securities currently classified as Deposits and Other Assets as of June 30, 2009 and December 31, 2008, respectively.

2)	Working Capital is defined as total current assets less total current liabilities.

3)	Liabilities are both current and noncurrent.

4)	Depreciation and amortization are reported on a year-to-date basis.

5)
Days Sales Outstanding (“DSO”) is measured using the combined amounts of Accounts Receivable and Unbilled Services (excluding work-in-progress, which does not affect calculation) outstanding as of the Balance Sheet date, against Revenues for the trailing 3-month period then ended.

Table 3
inVentiv Health, Inc.
Non-GAAP Income Statement Reconciliation
For the Three Months Ended June 30, 2009 and 2008
(unaudited)

Reconciliation of EBITDA (in millions)	Three-Months Ended June 30,
	2009	2008
Operating income, as reported	$24.8	$28.0
Add: Depreciation	5.0	4.5
Add: Amortization	3.1	3.8
EBITDA *	$32.9	$36.3
* before income from equity investments

Reconciliation of Net Income from Continuing Operations attributable to inVentiv Health Inc. (in millions)	Three-Months Ended June 30,
(Subtract) Add	2009	2008
Net income from continuing operations attributable to inVentiv Health Inc., as reported	$11.3	$13.1
Derivative interest, net of taxes	--	0.2
Net income from continuing operations, as adjusted	$11.3	$13.3

Reconciliation of Earnings per Share attributable to inVentiv Health Inc.	Three-Months Ended June 30,
(Subtract) Add	2009	2008
Diluted earnings per share from continuing operations attributable to inVentiv Health Inc., as reported	$0.34	$0.39
Derivative interest, net of taxes	--	0.01
Diluted earnings per share from continuing operations attributable to inVentiv Health Inc., as adjusted	$0.34	$0.40